Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended June 30, 2022 and Declaration of Distributions on Common Stock for the Months Ending October 31, November 30, and December 31, 2022

GREENWICH, CT – 7/26/2022 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQL) (NasdaqGS: OXSQZ) (NasdaqGS: OXSQG) (the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended June 30, 2022.

•	On July 21, 2022, our Board of Directors declared the following distributions on our common stock:

Month Ending	Record Date	Payment Date	Amount Per Share
October 31, 2022	October 17, 2022	October 31, 2022	$0.035
November 30, 2022	November 16, 2022	November 30, 2022	$0.035
December 31, 2022	December 16, 2022	December 30, 2022	$0.035

•	Net asset value (“NAV”) per share as of June 30, 2022 stood at $3.67, compared with a NAV per share on March 31, 2022 of $4.65.

•	Net investment income (“NII”), calculated in accordance with U.S. generally accepted accounting principles, was approximately $4.3 million, or $0.09 per share, for the quarter ended June 30, 2022, which is unchanged from the quarter ended March 31, 2022.

•	Total investment income for the quarter ended June 30, 2022 amounted to approximately $9.9 million, which is unchanged from the quarter ended March 31, 2022.

o	For the quarter ended June 30, 2022 we recorded investment income from our portfolio as follows:

▪	$5.7 million from our debt investments; and

▪	$4.3 million from our CLO equity investments and other income.

•	Our total expenses for the quarter ended June 30, 2022 were approximately $5.6 million, which is unchanged from the quarter ended March 31, 2022.

•	As of June 30, 2022, the following metrics applied (note that none of these metrics represented a total return to shareholders):
o	The weighted average yield of our debt investments was 9.0% at current cost, compared with 8.0% as of March 31, 2022;

o	The weighted average effective yield of our CLO equity investments at current cost was 9.5%, compared with 8.9% as of March 31, 2022; and

o	The weighted average cash distribution yield of our cash income producing CLO equity investments at current cost was 20.7%, compared with 23.8% as of March 31, 2022.

•	For the quarter ended June 30, 2022, we recorded a net decrease in net assets resulting from operations of approximately $43.4 million, consisting of:
o	NII of approximately $4.3 million;
o	Net realized losses of approximately $1.5 million; and
o	Net unrealized depreciation of approximately $46.2 million.

•	During the second quarter of 2022, we made investments of approximately $26.9 million, and received approximately $9.6 million from sales and repayments of investments.

•	Our weighted average credit rating was 2.1 based on total fair value and 2.3 based on total principal amount as of June 30, 2022, which was unchanged since March 31, 2022.

•	As of June 30, 2022, we had three debt investments (in one portfolio company) on non-accrual status, with a combined fair value of approximately $539,000. Also, as of June 30, 2022, our preferred equity investments in one of our portfolio companies were on non-accrual status, which had an aggregate fair value of approximately $1.6 million.

We will hold a conference call to discuss second quarter results today, Tuesday, July 26th, 2022 at 9:00 AM ET. The toll-free dial-in number is 1-844-200-6205, access code number 412129. There will be a recording available for 30 days. If you are interested in hearing the recording, please dial 1-866-813-9403. The replay pass-code number is 780657.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.
STATEMENTS OF ASSETS AND LIABILITIES

	June 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Non-affiliated/non-control investments (cost: $503,581,956 and $495,212,632, respectively)	$367,872,204	$420,038,717
Affiliated investments (cost: $16,836,822 and $16,836,822, respectively)	1,575,591	772,491
Cash and cash equivalents	23,207,660	9,015,700
Interest and distributions receivable	3,139,770	3,064,477
Other assets	912,298	615,109
Total assets	$396,707,523	$433,506,494
LIABILITIES
Notes payable – 6.50% Unsecured Notes, net of deferred issuance costs of $569,344 and $730,361, respectively	$63,800,881	$63,639,864
Notes payable – 6.25% Unsecured Notes, net of deferred issuance costs of $894,303 and $1,009,924, respectively	43,896,447	43,780,826
Notes payable – 5.50% Unsecured Notes, net of deferred issuance costs of $2,348,118 and $2,539,305 respectively	78,151,882	77,960,695
Securities purchased not settled	24,702,896	—
Base Fee and Net Investment Income Incentive Fee payable to affiliate	1,565,181	1,688,712
Accrued interest payable	1,216,109	1,216,109
Accrued expenses	581,625	625,163
Total liabilities	213,915,021	188,911,369
COMMITMENTS AND CONTINGENCIES (Note 13)
NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 49,761,360 and 49,690,059 shares issued and outstanding, respectively	497,613	496,900
Capital in excess of par value	432,748,626	434,462,322
Total distributable earnings/(accumulated losses)	(250,453,737)	(190,364,097)
Total net assets	182,792,502	244,595,125
Total liabilities and net assets	$396,707,523	$433,506,494
Net asset value per common share	$3.67	$4.92

OXFORD SQUARE CAPITAL CORP.
STATEMENTS OF OPERATIONS – (unaudited)

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments	$5,674,538	$3,602,389	$10,924,687	$7,824,426
Income from securitization vehicles and investments	4,062,469	4,096,145	8,503,664	8,777,445
Other income	202,544	143,472	377,070	599,825
Total investment income from non-affiliated/non-control investments	9,939,551	7,842,006	19,805,421	17,201,696
Total investment income	9,939,551	7,842,006	19,805,421	17,201,696

EXPENSES
Interest expense	3,087,952	2,431,398	6,173,318	4,314,823
Base Fee	1,565,181	1,434,484	3,171,684	2,823,734
Professional fees	310,931	570,265	655,453	1,255,219
Compensation expense	219,830	192,875	454,833	365,597
General and administrative	412,129	428,515	756,231	843,690
Total expenses before incentive fees	5,596,023	5,057,537	11,211,519	9,603,063
Net Investment Income Incentive Fees	—	—	—	—
Total expenses	5,596,023	5,057,537	11,211,519	9,603,063
Net investment income	4,343,528	2,784,469	8,593,902	7,598,633
Net change in unrealized (depreciation)/appreciation on investments:
Non-Affiliate/non-control investments	(46,845,141)	2,537,168	(60,535,837)	33,583,290
Affiliated investments	602,253	—	803,100	—
Total net change in unrealized (depreciation)/appreciation on investments	(46,242,888)	2,537,168	(59,732,737)	33,583,290
Net realized (losses)/gains:
Non-affiliated/non-control investments	(1,536,051)	1,180,480	(493,765)	(12,890,651)
Total net realized (losses)/gains	(1,536,051)	1,180,480	(493,765)	(12,890,651)
Net (decrease)/increase in net assets resulting from operations	$(43,435,411)	$6,502,117	$(51,632,600)	$28,291,272
Net increase in net assets resulting from net investment income per common share (Basic and Diluted):	$0.09	$0.06	$0.17	$0.15
Net (decrease)/increase in net assets resulting from operations per common share (Basic and Diluted):	$(0.87)	$0.13	$(1.04)	$0.57
Weighted average shares of common stock outstanding (Basic and Diluted):	49,736,300	49,607,474	49,718,630	49,598,636
Distributions per share	$0.105	$0.105	$0.210	$0.210

FINANCIAL HIGHLIGHTS – (unaudited)

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Per Share Data
Net asset value at beginning of period	$4.65	$4.88	$4.92	$4.55
Net investment income(1)	0.09	0.06	0.17	0.15
Net realized and unrealized (losses)/gains(2)	(0.96)	0.08	(1.21)	0.42
Net (decrease)/increase in net asset value from operations	(0.87)	0.14	(1.04)	0.57
Distributions per share from net investment income	(0.09)	(0.09)	(0.17)	(0.17)
Tax return of capital distributions(3)	(0.02)	(0.02)	(0.04)	(0.04)
Total distributions	(0.11)	(0.11)	(0.21)	(0.21)
Effect of shares issued/repurchased, gross	—	—	—	—
Net asset value at end of period	$3.67	$4.91	$3.67	$4.91
Per share market value at beginning of period	$4.19	$4.64	$4.08	$3.05
Per share market value at end of period	$3.64	$4.91	$3.64	$4.91
Total return based on Market Value(4)	(10.75)%	8.09%	(6.00)%	68.85%
Total return based on Net Asset Value(5)	(18.82)%	2.69%	(21.14)%	12.44%
Shares outstanding at end of period	49,761,360	49,624,422	49,761,360	49,624,422

Ratios/Supplemental Data(8)
Net assets at end of period (000’s)	$182,793	$243,463	$182,793	$243,463
Average net assets (000’s)	$207,048	$242,754	$222,414	$238,270
Ratio of expenses to average net assets(6)	10.81%	8.33%	10.08%	8.06%
Ratio of net investment income to average net assets(6)	8.39%	4.59%	7.73%	6.38%
Portfolio turnover rate(7)	1.79%	1.07%	12.19%	7.11%

(1)	Represents per share net investment income for the period, based upon weighted average shares outstanding.
(2)	Net realized and unrealized gains/(losses) include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year. The amounts and sources of distributions reported are only estimates (based on an average of the reported tax character historically) and are not being provided for U.S. tax reporting purposes.
(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts. Total return is not annualized.
(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value. Total return is not annualized.
(6)	Annualized.
(7)	Portfolio turnover rate is calculated using the lesser of the year-to-date cash investment sales and debt repayments or year-to-date cash investment purchases over the average of the total investments at fair value.
(8)	The following table provides supplemental performance ratios (annualized) measured for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Ratio of expenses to average net assets:
Operating expenses before incentive fees	10.81%	8.33%	10.08%	8.06%
Net investment income incentive fees	—%	—%	—%	—%
Ratio of expenses, excluding interest expense to average net assets	4.85%	4.33%	4.53%	4.44%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy.  Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280

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